UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2015

Date of Report

(Date of earliest event reported)

FONU2 INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee I.D. No.)

135 Goshen Road Ext., Suite 205

Rincon, GA 31326

(Address of Principal Executive Offices)

(912) 655-5321

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2015, the Company filed with the Nevada Secretary of State an Amended Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock (the “Amended Certificate”). As previously disclosed with respect to a 1 for 400 reverse stock split of the Company’s Common Stock and Series B Convertible Preferred Stock, the Amended Certificate decreased the number of issued and outstanding shares of such Preferred Stock from 2,500,000 to 6,250 and increased the Stated Value of such shares of Preferred Stock from $1.00 per share to $400 per share. Such changes were previously disclosed in the Company’s definitive Information Statement filed on January 5, 2015, and in all of the Company’s periodic filings with the Securities and Exchange Commission due after the effective date of such reverse stock split.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 12, 2014).

3.2	Amended Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date: November 25, 2015	By:	/s/ Roger Miguel
Roger Miguel, Chief Executive Officer

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